Exhibit 99.1

Kroger Delivers on Key 2019 Commitments

Reports Fourth Quarter and Fiscal Year 2019 Results

•	Fourth Quarter Identical Sales without fuel grew 2.0%, digital sales grew 22%
•	Fourth Quarter EPS of $0.40; Adjusted EPS of $0.57, up 18.8%
•	Fourth Quarter Operating Profit of $537 million; Adjusted FIFO Operating Profit of $758 million, up 20.7%
•	Full Year Identical Sales without fuel grew 2.0%, digital sales grew 29%
•	Full Year EPS of $2.04; Adjusted Full Year EPS of $2.19
•	Full Year Operating Profit of $2.3 billion; Adjusted Full Year FIFO Operating Profit of $3 billion
•	Full Year cost savings of over $1 billion
•	Full Year alternative profit streams contribute over $100 million of incremental operating profit
•	Confirms Identical Sales without fuel, Adjusted FIFO Operating Profit and Adjusted EPS guidance for 2020

CINCINNATI, March 5, 2020 -- The Kroger Co. (NYSE: KR) today reported its fourth quarter and Fiscal Year 2019 results and will update investors on how the Restock Kroger framework is repositioning the company to create value for shareholders, customers and associates.

Comments from Chairman and CEO Rodney McMullen

“We are pleased with our 2019 results and improving trends in our supermarket business. We delivered on our commitments for ID sales without fuel, adjusted FIFO operating profit, and cost savings in addition to generating over $100 million of incremental operating profit through alternative profit streams in 2019. We also delivered strong adjusted free cash flow during the year, consistent with the total shareholder return model outlined at our Investor Day.

More importantly, the way that we delivered the year is consistent with our long-term financial model and sets us up to connect with customers in a deeper way. Restock Kroger is the right strategic framework to position the company for sustainable growth in the future, continue to improve the core business, and deliver strong total shareholder return. This transformational foundation supports our competitive moats today – Fresh, Our Brands and Personalization - as well as building a seamless ecosystem of the future.”

Capital Allocation Strategy

Kroger's capital allocation strategy is to use its adjusted free cash flow to invest in the business and drive profitable growth while also maintaining its current investment grade debt rating and returning capital to shareholders. The company actively balances the use of its adjusted free cash flow to achieve these goals.

Consistent with its financial strategy, Kroger reduced net total debt by $1.1 billion over the last four quarters. Kroger's net total debt to adjusted EBITDA ratio is 2.48, compared to 2.83 a year ago (Table 5). The company's net total debt to adjusted EBITDA ratio target range is 2.30 to 2.50.

In total, Kroger returned $951 million to shareholders in 2019.

Kroger repurchased $400 million shares in the fourth quarter of 2019 under its $1 billion board authorization announced November 5, 2019.

In 2019, Kroger increased the dividend by 14 percent, from 56¢ to 64¢ per year, marking the 13th consecutive year of dividend increases, which resulted in a payout of $486 million. The company's quarterly dividend has grown at a double-digit compound annual growth rate since it was reinstated in 2006. The company continues to expect, subject to board approval, an increasing dividend over time.

Fourth Quarter Financial Results

	4Q19 ($ in millions; except EPS)	4Q18 ($ in millions; except EPS)
ID Sales* (Table 4)	2.0%	1.9%
EPS	$0.40	$0.32
Adjusted EPS (Table 6)	$0.57	$0.48
Operating Profit	$537	$391
Adjusted FIFO Operating Profit (Table 7)	$758	$628
FIFO Gross Margin Rate*	Increased 6 basis points
OG&A Rate*	Decreased 79 basis points

*without fuel and adjustment items, if applicable

Total company sales were $28.9 billion in the fourth quarter, compared to $28.3 billion for the same period last year. Excluding fuel and dispositions, sales grew 2.3%.

Gross margin was 22.1% of sales for the fourth quarter. The FIFO gross margin rate excluding fuel increased 6 basis points. This increase resulted from improvement in costs of goods, accelerating alternative profit streams and cycling of investments that were disclosed in the fourth quarter of 2018, partially offset by investments in price and personalization, continued industry-wide lower gross margin rates in pharmacy and continued growth in the specialty pharmacy business.

LIFO charge for the quarter was $36 million, compared to a LIFO credit of $10 million for the same period last year. This increase was driven by higher inflation in dry grocery, pharmacy and dairy.

The Operating, General & Administrative rate without fuel and adjustment items decrease of 79 basis points is due to broad-based improvement in Restock Kroger cost savings initiatives and cycling of investments in OG&A disclosed in the fourth quarter of last year.

In the fourth quarter, Kroger recognized an impairment charge related to the planned closing of 35 stores across the footprint in 2020. This impairment charge is reflected in the $52 million of transformation costs recognized during the fourth quarter. There is no effect on adjusted net earnings per diluted share or adjusted free cash flow guidance for 2020 as a result of this charge.

As a consequence of the Lucky’s Market bankruptcy proceeding, Kroger reported a non-cash charge of $174 million in the quarter and deconsolidated Lucky’s Market from its consolidated financial statements. There is no effect on adjusted net earnings per diluted share or adjusted free cash flow guidance for 2020 as a result of this charge.

The income tax rate for the fourth quarter was 18.2% compared to 20.8% for the same period last year. This decrease resulted from an increase in tax deductions.

Fiscal 2019 Financial Results

	2019 ($ in billions; except EPS)	2018 ($ in billions; except EPS)
ID Sales* (Table 4)	2.0%	1.8%
EPS	$2.04	$3.76
Adjusted EPS (Table 6)	$2.19	$2.11
Operating Profit	$2.3	$2.6
Adjusted FIFO Operating Profit (Table 7)	$3.0	$2.9
FIFO Gross Margin Rate*	Decreased 23 basis points
OG&A Rate*	Decreased 29 basis points

*without fuel and adjustment items, if applicable

Total company sales were $122.3 billion in 2019. Excluding fuel, dispositions and merger transactions, total sales grew 2.3%.

Gross margin was 22.1% of sales for 2019. The FIFO gross margin rate excluding fuel decreased 23 basis points, primarily driven by industry-wide lower gross margin rates in pharmacy and continued growth in the specialty pharmacy business. Gross margin rate excluding fuel and pharmacy improved slightly.

LIFO charge for 2019 was $105 million, compared to $29 million in 2018. This increase was driven by higher inflation in dry grocery, pharmacy and dairy.

The Operating, General & Administrative rate without fuel and adjustment items decrease of 29 basis points is due to broad based improvement of Restock Kroger cost savings initiatives.

The income tax rate for 2019 was 23.7% compared to 22.6% for the same period last year. The income tax rate is higher compared to prior year because a portion of the non-cash impairment charge in the third quarter of 2019 related to Lucky’s Market is not attributable to Kroger (Table 9), and therefore not deductible by Kroger.

2020 Guidance – (same as previous guidance)

	IDS (%)	EPS ($)	Operating Profit ($B)	Tax Rate**	Cap Ex ($B)	Incremental Alternative Profit ($M)	Adjusted FCF ($B)	Share Repurchases ($M)
Adjusted*	>2.25%	$2.30 - $2.40	$3.0 - $3.1	23.0%	$3.2-$3.4	$125-$150	$1.6-$1.8	$500-$1,000

* Without adjusted items, if applicable; Identical sales is without fuel; Operating profit represents FIFO Operating Profit. Kroger is unable to provide a full reconciliation of the GAAP and non-GAAP measures used in 2020 guidance without unreasonable effort because it is not possible to predict certain of our adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of our control and its unavailability could have a significant impact on 2020 GAAP financial results.

** This rate reflects typical tax adjustments and does not reflect changes to the rate from the completion of income tax audit examinations, which cannot be predicted.

Kroger’s 2020 guidance does not include any potential impact related to the Coronavirus.

Fourth Quarter 2019 Restock Kroger Highlights

Redefine the Grocery Customer Experience

•	Our Brands achieved its best year ever, exceeding $23.1 billion in sales. Introduced 39 new Our Brands Plant-Based products in 2019
•	Private Selection brand eclipsed $2 billion in sales for the first time and is Kroger’s third $2-billion dollar brand
•	Expanded to 1,989 Pickup locations and 2,385 Delivery locations, covering 97% of Kroger households

Partner for Customer Value

•	Named the location of an additional Kroger-Ocado customer fulfillment center in Maryland
•	Formed Group Purchasing Organization with Walgreens
•	Kroger Precision Marketing (KPM), achieved TAG Platinum Certification from the Trustworthy Accountability Group (TAG), recognizing KPM as a digital marketing leader for achieving rigorous certifications in all program areas. KPM is the first retail media platform to reach this milestone

Develop Talent

•	Continued investment in Kroger associate wages has increased Kroger’s average hourly wage to $15 an hour in 2019, with average hourly rate now over $20 per hour with comprehensive benefits factored in, benefits that many of our competitors don't offer
•	Made significant investments in educational assistance program, Feed Your Future. Since inception, the program has impacted over 5,000 associates, with hourly associates making up 87% of those who have taken advantage of this program so far

•	Achieved record employee retention in one of the tightest labor markets in years

Live Kroger's Purpose

•	Achieved a 100% score on the Human Rights Campaign’s Corporate Equality Index for the second year in a row in 2019
•	Recognized as one of America’s top corporation for women owned businesses for the sixth year in a row and received the Silver award for the first time in the company’s history
•	Selected as one of "America’s Top 50 Corporations for Multicultural Business Opportunities” in recognition of Kroger’s commitment to inclusion by Omnikal

About Kroger

At The Kroger Co. (NYSE: KR), we are Fresh for Everyone™ and dedicated to our Purpose: To Feed the Human Spirit®. We are, across our family of companies, nearly half a million associates who serve over 11 million customers daily through a seamless shopping experience under a variety of banner names. We are committed to creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

Kroger's fourth quarter 2019 ended on February 1, 2020.

Note: Fuel sales have historically had a low gross margin rate and operating expense rate as compared to corresponding rates on non-fuel sales. As a result, Kroger discusses the changes in these rates excluding the effect of fuel.

Please refer to the supplemental information presented in the tables for reconciliations of the non-GAAP financial measures used in this press release to the most comparable GAAP financial measure and related disclosure.

This press release contains certain statements that constitute "forward-looking statements" about the future performance of the company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. The remarks contain certain forward-looking statements about the future performance of the Company. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “build,” “continue,” “create,” “deliver,” “drive,” “expect,” “future,” “guidance,” “improve,” “position,” “strategy,” “transformation,” and “trend.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” and “Outlook” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

•	Kroger's ability to achieve sales, earnings, incremental FIFO operating profit, and adjusted free cash flow goals may be affected by: labor negotiations or disputes; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; Kroger's response to these actions; the state of the economy, including interest rates, the inflationary and deflationary trends in certain commodities, changes in tariffs, and the unemployment rate; the effect that fuel costs have on consumer spending; volatility of fuel margins; changes in government-funded benefit programs; manufacturing commodity costs; diesel fuel costs related to Kroger's logistics operations; trends in consumer spending; the extent to which Kroger's customers exercise caution in their purchasing in response to economic conditions; the uncertain pace of economic growth; changes in inflation or deflation in product and operating costs; stock repurchases; Kroger's ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger's ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events, including the coronavirus; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger's future growth plans; the ability to execute on Restock Kroger; and the successful integration of merged companies and new partnerships. Our ability to achieve these goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow.

•	Kroger's ability to achieve these goals may also be affected by Kroger's ability to manage the factors identified above.

•	Kroger's effective tax rate may differ from the expected rate due to changes in laws, the status of pending items with various taxing authorities, and the deductibility of certain expenses.

Kroger assumes no obligation to update the information contained herein. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger's quarterly conference call with investors will broadcast live at 10 a.m. (ET) on March 5, 2020 at ir.kroger.com. An on-demand replay of the webcast will be available at approximately 1 p.m. (ET) on Thursday, March 5, 2020.

4th Quarter 2019 Tables Include:

1.	Consolidated Statements of Operations
2.	Consolidated Balance Sheets
3.	Consolidated Statements of Cash Flows
4.	Supplemental Sales Information
5.	Reconciliation of Net Total Debt and Net Earnings Attributable to The Kroger Co. to Adjusted EBITDA
6.	Net Earnings Per Diluted Share Excluding the Adjustment Items
7.	Operating Profit Excluding the Adjustment Items
8.	2018 Sales Reclassification
9.	Income Tax Rate Excluding the Impairment Charge Attributable to the Minority Interest of Lucky's Market
10.	Adjusted Free Cash Flow

--30--

Contacts: Media: Kristal Howard (513) 762-1304; Investors: Rebekah Manis (513) 762-4969

Table 1.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(unaudited)

	FOURTH QUARTER				YEAR-TO-DATE
	2019		2018		2019		2018
SALES	$28,893	100.0%	$28,286	100.0%	$122,286	100.0%	$121,852	100.0%

OPERATING EXPENSES
MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION (a), AND LIFO CHARGE (b)	22,507	77.9	21,955	77.6	95,294	77.9	95,103	78.1
OPERATING, GENERAL AND ADMINISTRATIVE (a)	4,985	17.3	5,155	18.2	21,208	17.3	20,786	17.1
RENT	209	0.7	204	0.7	884	0.7	884	0.7
DEPRECIATION AND AMORTIZATION	655	2.3	581	2.1	2,649	2.2	2,465	2.0

OPERATING PROFIT	537	1.9	391	1.4	2,251	1.8	2,614	2.2

OTHER INCOME (EXPENSE)	(140)	(0.5)	(142)	(0.5)	(603)	(0.5)	(620)	(0.5)
INTEREST EXPENSE
NON-SERVICE COMPONENT OF COMPANY-SPONSORED PENSION PLAN COSTS	2	-	(7)	-	-	-	(26)	-
MARK TO MARKET (LOSS) GAIN ON OCADO SECURITIES	(9)	-	75	0.3	157	0.1	228	0.2
GAIN ON SALE OF BUSINESSES	-	-	-	-	176	0.1	1,782	1.5

NET EARNINGS BEFORE INCOME TAX EXPENSE	390	1.4	317	1.1	1,981	1.6	3,978	3.3

INCOME TAX EXPENSE	71	0.3	66	0.2	469	0.4	900	0.7

NET EARNINGS INCLUDING NONCONTROLLING INTERESTS	319	1.1	251	0.9	1,512	1.2	3,078	2.5

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(8)	-	(8)	-	(147)	(0.1)	(32)	-

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$327	1.1%	$259	0.9%	$1,659	1.4%	$3,110	2.6%

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER BASIC COMMON SHARE	$0.40		$0.32		$2.05		$3.80

AVERAGE NUMBER OF COMMON SHARES USED IN BASIC CALCULATION	797		798		799		810

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$0.40		$0.32		$2.04		$3.76

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	804		806		805		818

DIVIDENDS DECLARED PER COMMON SHARE	$0.160		$0.140		$0.620		$0.545

Note:	Certain percentages may not sum due to rounding.

Note:	The Company defines First-In First-Out (FIFO) gross profit as sales minus merchandise costs, including advertising, warehousing and transportation, but excluding the Last-In First-Out (LIFO) charge.

The Company defines FIFO gross margin, as described in the earnings release, as FIFO gross profit divided by sales.

The Company defines FIFO operating profit as operating profit excluding the LIFO charge.

The Company defines FIFO operating margin, as described in the earnings release, as FIFO operating profit divided by sales.

The above FIFO financial metrics are important measures used by management to evaluate operational effectiveness. Management believes these FIFO financial metrics are useful to investors and analysts because they measure our day-to-day operational effectiveness.

(a)	Merchandise costs ("COGS") and operating, general and administrative expenses ("OG&A") exclude depreciation and amortization expense and rent expense which are included in separate expense lines.

(b)	LIFO charge of $36 and credit of ($10) were recorded in the fourth quarter of 2019 and 2018, respectively. For the year to date period, LIFO charges of $105 and $29 were recorded for 2019 and 2018, respectively.

Note:	Products and services related primarily to Kroger Personal Finance and Media, which were historically accounted for as an offset to OG&A, are now classified as a component of sales, except for certain amounts in Media, which are netted against COGS. These prior-year amounts have been reclassified to conform to current-year presentation, which is consistent with our Restock Kroger initiative and view of the products and services as part of our core business strategy. This is also more consistent with industry practice.

Table 2.

THE KROGER CO.

CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	February 1,	February 2,
	2020	2019
ASSETS
Current Assets
Cash	$393	$411
Temporary cash investments	6	18
Store deposits in-transit	1,179	1,181
Receivables	1,692	1,589
Inventories	7,084	6,846
Assets held for sale	-	166
Prepaid and other current assets	522	592

Total current assets	10,876	10,803

Property, plant and equipment, net	21,793	21,635
Operating lease assets	6,814	-
Intangibles, net	1,066	1,258
Goodwill	3,076	3,087
Other assets	1,539	1,335

Total Assets	$45,164	$38,118

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities
Current portion of long-term debt including obligations under finance leases	$1,940	$3,157
Current portion of operating lease liabilities	597	-
Trade accounts payable	6,349	6,059
Accrued salaries and wages	1,168	1,227
Liabilities held for sale	-	51
Other current liabilities	4,086	3,780

Total current liabilities	14,140	14,274

Long-term debt including obligations under finance leases	12,136	12,072
Noncurrent operating lease liabilities	6,505	-
Deferred income taxes	1,452	1,562
Pension and postretirement benefit obligations	608	494
Other long-term liabilities	1,750	1,881

Total Liabilities	36,591	30,283

Shareowners' equity	8,573	7,835

Total Liabilities and Shareowners' Equity	$45,164	$38,118

Total common shares outstanding at end of period	788	798
Total diluted shares year-to-date	805	818

Note:	The Company adopted ASU 2016-02, "Leases," and related amendments as of February 3, 2019 under the modified retrospective approach and has not revised comparative periods.

Table 3.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	YEAR-TO-DATE
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,512	$3,078
Adjustments to reconcile net earnings including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	2,649	2,465
Operating lease asset amortization	640	-
LIFO charge	105	29
Stock-based employee compensation	155	154
Expense for company-sponsored pension plans	39	76
Asset impairment charges	120	56
Deferred income taxes	(71)	(45)
Gain on sale of businesses	(176)	(1,782)
Gain on the sale of assets	(158)	-
Mark to market gain on Ocado securities	(157)	(228)
Loss on deconsolidation and impairment of Lucky's Market	412	-
Other	(109)	60
Changes in operating assets and liabilities, net of effects from mergers and disposals of businesses:
Store deposits in-transit	3	(20)
Receivables	(36)	(208)
Inventories	(351)	(354)
Prepaid and other current assets	(33)	244
Trade accounts payable	342	213
Accrued expenses	302	416
Income taxes receivable and payable	(127)	289
Contribution to company-sponsored pension plan	-	(185)
Operating lease liabilities	(639)	-
Proceeds from contract associated with the sale of business	295	-
Other	(53)	(94)

Net cash provided by operating activities	4,664	4,164

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for property and equipment, including payments for lease buyouts	(3,128)	(2,967)
Proceeds from sale of assets	273	85
Proceeds on settlement of financial instrument	-	235
Payments for acquisitions, net of cash acquired	-	(197)
Purchases of stores	-	(44)
Net proceeds from sale of businesses	327	2,169
Purchases of Ocado securities	-	(392)
Other	(83)	(75)

Net cash used by investing activities	(2,611)	(1,186)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	813	2,236
Payments on long-term debt including obligations under finance leases	(2,304)	(1,372)
Net proceeds (payments) on commercial paper	350	(1,321)
Dividends paid	(486)	(437)
Proceeds from issuance of capital stock	55	65
Treasury stock purchases	(465)	(2,010)
Other	(46)	(57)

Net cash used by financing activities	(2,083)	(2,896)

NET (DECREASE) INCREASE IN CASH AND TEMPORARY CASH INVESTMENTS	(30)	82

CASH AND TEMPORARY CASH INVESTMENTS:
BEGINNING OF YEAR	429	347
END OF PERIOD	$399	$429

Reconciliation of capital investments:
Payments for property and equipment, including payments for lease buyouts	$(3,128)	$(2,967)
Payments for lease buyouts	82	5
Changes in construction-in-progress payables	80	(56)
Total capital investments, excluding lease buyouts	$(2,966)	$(3,018)

Disclosure of cash flow information:
Cash paid during the year for interest	$523	$614
Cash paid during the year for income taxes	$706	$600

Table 4. Supplemental Sales Information
(in millions, except percentages)

(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance. Identical sales is an industry-specific measure and it is important to review it in conjunction with Kroger's financial results reported in accordance with GAAP. Other companies in our industry may calculate identical sales differently than Kroger does, limiting the comparability of the measure.

IDENTICAL SALES (a)

	FOURTH QUARTER		YEAR-TO-DATE
	2019	2018	2019	2018
EXCLUDING FUEL	$25,286	$24,790	$106,037	$103,946

EXCLUDING FUEL	2.0%	1.9%	2.0%	1.8%

(a)	Kroger defines identical sales, excluding fuel, as sales to retail customers, including sales from all departments at identical supermarket locations, Kroger Specialty Pharmacy businesses, jewelry and ship-to-home solutions. Kroger defines a supermarket as identical when it has been in operation without expansion or relocation for five full quarters. Additionally, sales from all acquired businesses are treated as identical as if they were part of the Company in the prior year. Products and services related primarily to Kroger Personal Finance, which were historically accounted for as an offset to OG&A, are now classified as a component of sales. These prior-year amounts have been reclassified to conform to current-year presentation and included in identical sales in 2019 and 2018, which is consistent with our Restock Kroger initiative and view of the products and services as part of our core business strategy. This is also more consistent with industry practice. This change did not affect identical sales percentages for the fourth quarter and year-to-date periods of 2018.

Table 5. Reconciliation of Net Total Debt and
Net Earnings Attributable to The Kroger Co. to Adjusted EBITDA
(in millions, except for ratio)
(unaudited)

The items identified below should not be considered an alternative to any GAAP measure of performance or access to liquidity. Net total debt to adjusted EBITDA is an important measure used by management to evaluate the Company's access to liquidity. The items below should be reviewed in conjunction with Kroger's financial results reported in accordance with GAAP.

The following table provides a reconciliation of net total debt.

	February 1,	February 2,
	2020	2019	Change
Current portion of long-term debt including obligations
under finance leases	$1,940	$3,157	$(1,217)
Long-term debt including obligations under finance leases	12,136	12,072	64

Total debt	14,076	15,229	(1,153)

Less: Temporary cash investments	6	18	(12)
Less: Prepaid employee benefits	125	125	-

Net total debt	$13,945	$15,086	$(1,141)

The following table provides a reconciliation from net earnings attributable to The Kroger Co. to adjusted EBITDA, as defined in the Company's credit agreement, for 2019 and 2018.

	YEAR-TO-DATE
	February 1,	February 2,
	2020	2019
Net earnings attributable to The Kroger Co.	$1,659	$3,110
LIFO charge	105	29
Depreciation and amortization	2,649	2,465
Interest expense	603	620
Income tax expense	469	900
Adjustments for pension plan withdrawal liabilities	135	155
Adjustment for mark to market gain on Ocado securities	(157)	(228)
Adjustment for gain on sale of convenience store business	-	(1,782)
Adjustment for gain on sale of Turkey Hill Dairy	(106)	-
Adjustment for gain on sale of You Technology	(70)	-
Adjustment for Home Chef contingent consideration	(69)	33
Adjustment for loss on settlement of financial instrument	-	42
Adjustment for severance charge and related benefits	80	-
Adjustment for deconsolidation and impairment of Lucky's Market
attributable to The Kroger Co. (a)	305	-
Adjustment for transformation costs, including 35 planned store closures	52	-
Other	(26)	(20)

Adjusted EBITDA	$5,629	$5,324

Net total debt to adjusted EBITDA ratio	2.48	2.83

(a) The adjustment for impairment of Lucky's Market attributable to The Kroger Co. excludes a $107 net loss attributable to the minority interest of Lucky's Market.

Table 6. Net Earnings Per Diluted Share Excluding the Adjustment Items

(in millions, except per share amounts)

(unaudited)

The purpose of this table is to better illustrate comparable operating results from our ongoing business, after removing the effects on net earnings per diluted common share for certain items described below.  Adjusted net earnings and adjusted net earnings per diluted share are useful metrics to investors and analysts because they present more accurately year-over-year comparisons for net earnings and net earnings per diluted share because adjusted items are not the result of normal operations.  Items identified in this table should not be considered alternatives to net earnings attributable to The Kroger Co. or any other GAAP measure of performance.  These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP.  Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

The following table summarizes items that affected the Company's financial results during the periods presented.

	FOURTH QUARTER		YEAR-TO-DATE
	2019	2018	2019	2018
NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$327	$259	$1,659	$3,110

ADJUSTMENTS FOR PENSION PLAN WITHDRAWAL LIABILITIES(a)(b)	3	131	104	121
ADJUSTMENT FOR GAIN ON SALE OF CONVENIENCE STORE BUSINESS (a)(c)	-	-	-	(1,360)
ADJUSTMENT FOR GAIN ON SALE OF TURKEY HILL DAIRY (a)(d)	-	-	(80)	-
ADJUSTMENT FOR GAIN ON SALE OF YOU TECHNOLOGY (a)(e)	-	-	(52)	-
ADJUSTMENT FOR MARK TO MARKET LOSS (GAIN) ON OCADO SECURITIES (a)(f)	6	(59)	(119)	(174)
ADJUSTMENT FOR DEPRECIATION RELATED TO HELD FOR SALE ASSETS (a)(g)	-	-	-	(11)
ADJUSTMENT FOR SEVERANCE CHARGE AND RELATED BENEFITS (a)(h)	-	-	61	-
ADJUSTMENT FOR DECONSOLIDATION AND IMPAIRMENT OF LUCKY'S MARKET ATTRIBUTABLE TO THE KROGER CO. (a)(i)	125	-	225	-
ADJUSTMENT FOR HOME CHEF CONTINGENT CONSIDERATION (a)(j)	(36)	26	(49)	26
ADJUSTMENT FOR LOSS ON SETTLEMENT OF FINANCIAL INSTRUMENT (a)(k)	-	33	-	33
ADJUSTMENT FOR TRANSFORMATION COSTS, INCLUDING 35 PLANNED STORE CLOSURES (a)(l)	37	-	37	-

2019 AND 2018 ADJUSTMENT ITEMS	135	131	127	(1,365)

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. EXCLUDING THE ADJUSTMENT ITEMS ABOVE	$462	$390	$1,786	$1,745

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$0.40	$0.32	$2.04	$3.76

ADJUSTMENTS FOR PENSION PLAN WITHDRAWAL LIABILITIES (m)	0.01	0.16	0.13	0.15
ADJUSTMENT FOR GAIN ON SALE OF CONVENIENCE STORE BUSINESS (m)	-	-	-	(1.65)
ADJUSTMENT FOR GAIN ON SALE OF TURKEY HILL DAIRY (m)	-	-	(0.10)	-
ADJUSTMENT FOR GAIN ON SALE OF YOU TECHNOLOGY (m)	-	-	(0.06)	-
ADJUSTMENT FOR MARK TO MARKET LOSS (GAIN) ON OCADO SECURITIES (m)	0.01	(0.07)	(0.15)	(0.21)
ADJUSTMENT FOR DEPRECIATION RELATED TO HELD FOR SALE ASSETS (m)	-	-	-	(0.01)
ADJUSTMENT FOR SEVERANCE CHARGE AND RELATED BENEFITS (m)	-	-	0.08	-
ADJUSTMENT FOR DECONSOLIDATION AND IMPAIRMENT OF LUCKY'S MARKET ATTRIBUTABLE TO THE KROGER CO. (m)	0.16	-	0.28	-
ADJUSTMENT FOR HOME CHEF CONTINGENT CONSIDERATION (m)	(0.05)	0.03	(0.07)	0.03
ADJUSTMENT FOR LOSS ON SETTLEMENT OF FINANCIAL INSTRUMENT (m)	-	0.04	-	0.04
ADJUSTMENT FOR TRANSFORMATION COSTS, INCLUDING 35 PLANNED STORE CLOSURES (m)	0.04	-	0.04	-

2019 AND 2018 ADJUSTMENT ITEMS	0.17	0.16	0.15	(1.65)

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE EXCLUDING THE ADJUSTMENT ITEMS ABOVE	$0.57	$0.48	$2.19	$2.11

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	804	806	805	818

Table 6. Net Earnings Per Diluted Share Excluding the Adjustment Items (continued)

(in millions, except per share amounts)

(unaudited)

(a)	The amounts presented represent the after-tax effect of each adjustment.

(b)	The pre-tax adjustments for pension plan withdrawal liabilities were $4 and $168 in the fourth quarter of 2019 and 2018, respectively. For the year-to-date period, pre-tax adjustments for pension plan agreements were $135 and $155 in 2019 and 2018, respectively.

(c)	The pre-tax adjustment for gain on sale of convenience store business was ($1,782).

(d)	The pre-tax adjustment for gain on sale of Turkey Hill Dairy was ($106).

(e)	The pre-tax adjustment for gain on sale of You Technology was ($70).

(f)	The pre-tax adjustment for mark to market loss (gain) on Ocado securities were $9 and ($75) in the fourth quarters of 2019 and 2018, respectively. For the year-to-date period, pre-tax adjustments for Ocado securities were ($157) and ($228) in 2019 and 2018, respectively.

(g)	The pre-tax adjustment for depreciation related to held for sale assets was ($14).

(h)	The pre-tax adjustment for severance charge and related benefits was $80.

(i)	The pre-tax adjustment for deconsolidation and impairment of Lucky's Market was $174 in the fourth quarter of 2019. For the year-to-date period, pre-tax adjustment for deconsolidation and impairment of Lucky's Market was $412 including a $107 net loss attributable to the minority interest of Lucky's Market.

(j)	The pre-tax adjustments for Home Chef contingent consideration was ($51) and $33 in the fourth quarters of 2019 and 2018, respectively. For the year-to-date period, the pre-tax adjustments for Home Chef contingent consideration were ($69) and $33 in 2019 and 2018, respectively.

(k)	The pre-tax adjustment for loss on settlement of financial instrument was $42.

(l)	The pre-tax adjustment for transformation costs was $52, including 35 planned store closures.

(m)	The amounts presented represent the net earnings per diluted common share effect of each adjustment.

Note:	2019 Fourth Quarter Adjustment items include adjustments for pension plan withdrawal liabilities, the mark to market loss on Ocado securities, deconsolidation of Lucky's Market, Home Chef contingent consideration adjustment, and strategic transformation costs.

2019 Adjustment Items include the fourth Quarter Adjustment Items plus the adjustments that occurred in the first three quarters of 2019 for pension plan withdrawal liabilities, the gain on sale of Turkey Hill Dairy, the gain on sale of You Technology, the mark to market gain on Ocado securities, Home Chef contingent consideration adjustment, the impairment of Lucky's Market and severance charge and related benefits.

2018 Fourth Quarter Adjustment Items include adjustments for pension plan agreements, mark to market gain on Ocado securities, Home Chef contingent consideration adjustment and an adjustment for the loss on settlement of financial instrument.

2018 Adjustment Items include the 2018 Fourth Quarter Adjustment Items plus the adjustments that occurred in the first three quarters of 2018 for pension plan agreements, the gain on sale of convenience store business, the mark to market gain on Ocado securities and depreciation related to held for sale assets.

Table 7. Operating Profit Excluding the Adjustment Items

(in millions)

(unaudited)

The purpose of this table is to better illustrate comparable operating results from our ongoing business, after removing the effects on operating profit for certain items described below.  Adjusted FIFO operating profit is a useful metric to investors and analysts because they present more accurately year-over year comparisons for operating profit because adjusted items are not the result of normal operations.  Items identified in this table should not be considered alternatives to operating profit or any other GAAP measure of performance.  These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP.  Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

The following table summarizes items that affected the Company's financial results during the periods presented.

	FOURTH QUARTER		YEAR-TO-DATE
	2019	2018	2019	2018
Operating profit	$537	$391	$2,251	$2,614
LIFO charge	36	(10)	105	29

FIFO Operating profit	573	381	2,356	2,643

Adjustments for pension plan withdrawal liabilities	4	168	135	155
Adjustment for depreciation related to held for sale assets	-	-	-	(14)
Adjustment for Home Chef contingent consideration	(51)	33	(69)	33
Adjustment for severance charge and related benefits	-	-	80	-
Adjustment for loss on settlement of financial instrument	-	42	-	42
Adjustment for transformation costs, including 35 planned store closures	52	-	52	-
Adjustment for deconsolidation and impairment of Lucky's Market (a)	174	-	412	-
Other	6	4	29	21

2019 and 2018 Adjustment items	185	247	639	237

Adjusted FIFO operating profit excluding the adjustment items above	$758	$628	$2,995	$2,880

(a) For the year-to-date period, the adjustment for impairment of Lucky's Market includes a $107 net loss attributable to the minority interest of Lucky's Market.

Table 8. 2018 Sales Reclassification

(in millions)

(unaudited)

Products and services related primarily to Kroger Personal Finance and Media, which were historically accounted for as an offset to OG&A, are now classified as a component of sales, except for certain amounts in Media, which are netted against COGS. These prior-year amounts have been reclassified to conform to current-year presentation, which is consistent with our Restock Kroger initiative and view of the products and services as part of our core business strategy.  This is also more consistent with industry practice.

The following tables summarize the Company's fourth quarter and year-to-date period 2018 sales reclassification:

	FOURTH QUARTER AS PREVIOUSLY STATED	RECLASSIFICATION	RECLASSIFIED FOURTH QUARTER
	2018	2018	2018
SALES	$28,091	$195	$28,286

OPERATING EXPENSES
MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION, AND LIFO CHARGE	21,902	53	21,955
OPERATING, GENERAL AND ADMINISTRATIVE	5,013	142	5,155
RENT	204	-	204
DEPRECIATION AND AMORTIZATION	581	-	581

OPERATING PROFIT	$391	$-	$391

	YEAR-TO-DATE AS PREVIOUSLY STATED	RECLASSIFICATION	RECLASSIFIED YEAR-TO-DATE
	2018	2018	2018
SALES	$121,162	$690	$121,852

OPERATING EXPENSES
MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION, AND LIFO CHARGE	94,894	209	95,103
OPERATING, GENERAL AND ADMINISTRATIVE	20,305	481	20,786
RENT	884	-	884
DEPRECIATION AND AMORTIZATION	2,465	-	2,465

OPERATING PROFIT	$2,614	$-	$2,614

Table 9.  Income Tax Rate Excluding the Impairment Charge Attributable to the Minority Interest of Lucky's Market

(in millions)

(unaudited)

This metric is useful to investors and analysts because it illustrates the Company's income tax rate excluding the impairment charge attributable to the minority interest of Lucky's Market recorded in the third quarter of 2019.  This item should not be reviewed in isolation or considered a substitute for the Company's financial results as reported in accordance with GAAP.  Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

	YEAR-TO-DATE
	2019
		Income Tax Expense	Income Tax Rate
Net earnings before income tax expense	$1,981	$469	23.7%

Adjustment for impairment charge attributable to the minority interest of Lucky's Market	107	-

Adjusted net earnings before income tax expense excluding the adjustment above	$2,088	$469	22.5%

Table 10.  Adjusted Free Cash Flow

(in millions)

(unaudited)

Adjusted free cash flow is an important performance measure used by management, and management believes it is also a useful metric for investors and analysts to evaluate the Company's ability to generate additional funding from business operations available for dividends, managing debt levels, share repurchases and other strategic investments.  Adjusted free cash flow is one of the key financial indicators of the Company's business performance and the Company also uses adjusted free cash flow to evaluate the Company's senior management.  However, adjusted free cash flow is not a measure of financial performance or liquidity under GAAP and, therefore, should not be considered an alternative to net earnings or net cash provided by operating activities as an indicator of the Company's performance or liquidity.  The Company updated the definition of adjusted free cash flow during 2019 to more closely align with the Company's current strategic performance metrics and the amounts in the table below have been recast to reflect the Company's current definition.  Although free cash flow is a relatively standard term, numerous methods exist for calculating free cash flow. As a result, the method used by the Company's management to calculate adjusted free cash flow may differ from methods other companies use to calculate free cash flow.

The following table sets forth a reconciliation of net cash provided by operating activities to adjusted free cash flow.

	YEAR-TO-DATE
	February 1,	February 2,	February 3,
	2020	2019	2018
Net cash provided by operating activities	$4,664	$4,164	$3,413

Payments for property and equipment, including payments for lease buyouts	(3,128)	(2,967)	(2,809)

Free Cash Flow	1,536	1,197	604

Adjustment for contribution to company-sponsored pension plan	-	185	1,000
Adjustment for tax effects of divestiture transactions	156	460	-

Adjusted Free Cash Flow	$1,692	$1,842	$1,604